Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-152646) pertaining to the 2008 Stock Incentive Plan of Stream Global Services, Inc. of our report dated March 13, 2009, with respect to the consolidated financial statements of Stream Global Services Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 13, 2009